CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (this "Agreement) is entered into as of this 1st day of January, 1997 by and between ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC., a Florida corporation with its principal office at 1810 N.E. 144th Street, North Miami, Florida 33181 (the "Company) and TIMOTHY E. MAHONEY, d/b/a Highlands Group, 68 Cayman Place, Palm Beach Gardens, Florida 33418 (the "Consultant").

                              W I T N E S S E T H:

         WHEREAS, the Company is engaged in the distribution of products utilized in the operation of computers (the "Business");

         WHEREAS, the Company and the Consultant are parties to that certain Consulting Agreement, dated as of January 1996 (the "Original Consulting Agreement") and are desirous of superseding and replacing the Original Consulting Agreement with this Agreement; and

         WHEREAS, the Company desires to engage the Consultant to render services to the Company in connection with its Business, and Consultant desires to provide such services, on the terms and conditions set forth below:

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereby agree as follows:

         1. TERMINATION OF ORIGINAL CONSULTANT AGREEMENT. Except as set forth in
SECTION 6 below with respect to the vesting of certain Warrants (as hereinafter defined), the Company and the Consultant acknowledge and agree that the Original Consulting Agreement, including without limitation all rights and obligations arising therefrom, is hereby terminated and no longer in full force and effect.

         2. CONSULTING ENGAGEMENT. The Company agrees to engage the Consultant to render consulting and advisory services in connection with the Company's Business, and the Consultant accepts engagement by the Company as a consultant, upon the terms and conditions set forth herein.

         3. SERVICES. The Consultant shall perform such consulting and advisory services pertaining to the Company's Business as the Company shall from time to time reasonably request, which services may include, without limitation, services in the following areas:

         (a) development of a business plan aimed at increasing the Company's OEM and retail business;

         (b) development of a strategy to increase revenue and brand awareness among consumers;


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         (c)      identification of the Company's weaknesses;

         (d)      personnel recruitment;

         (e)      capital raising;

         (f)      identification of potential acquisition targets; and

         (g)      introductions to potential customers.

The items identified in (a) through (g) above do not represent specific tasks to be performed by the Consultant, but rather, are broad objectives. The actual services to be provided will be determined from time to time by the Company's President and/or board of directors. Notwithstanding the foregoing, the Consultant shall be available to perform his services hereunder and be present at the Company's principal office, or at such other place or places at the Company's President and/or board of director's may from time to time direct. With respect to capital raising, the Consultant will use his best efforts to assist the Company in obtaining financing, but cannot guaranty that the Company will be successful in raising capital from sources introduced to the Company by the Consultant.

         4. TERM. The term of this Agreement shall be for one (1) year commencing as of the date hereof and terminating at 11:59 p.m. on December 31, 1997, which term is non-cancelable subject to performance of the terms and conditions of this Agreement.

         5. COMPENSATION. So long as this Agreement remains in effect, as compensation for the consulting services to be provided hereunder and in consideration for, without limitation, the representations and covenants provided by the Consultant hereunder, the Consultant shall be entitled to the following compensation:

            (a) CASH PAYMENTS. The Company will pay to the Consultant a monthly fee in the amount of Five Thousand and No/100 ($16,300.00), payable in arrears on the last business day of each month in accordance with the Company's normal payment policies; and

            (b) OPTIONS TO PURCHASE COMMON STOCK. The Company will issue to the Consultant common stock options (the "Options"), pursuant to a Stock Option Agreement substantially in the form of EXHIBIT A attached hereto and hereby incorporated herein by reference, to purchase an aggregate of 40,000 shares of the Company's common stock at an exercise price of $6.00 per share, which Options shall vest and become exercisable as of the date hereof, and thereafter may be exercised at any time for 5 years, subject to any applicable lock-up arrangements.

         6. VESTING OF WARRANTS TO PURCHASE COMMON STOCK. Pursuant to the terms of the Original Consultant Agreement, upon the execution of said agreement, the Company issued to the

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Consultant common stock purchase warrants (the "Warrants") to purchase an aggregate of 23,000 shares of the Company's common stock, $.01 par value per share ("Common Stock") at an exercise price of $4.00 per share. The Original Consulting Agreement provided that the Consultant's right to exercise the Warrants vested at a certain rate during the term of said agreement. The Company and the Consultant hereby acknowledge and agree that the foregoing terms with respect to the Warrants are hereby amended and restated in their entirety to provide that the Warrants shall immediately vest and become exercisable, subject to any applicable lock-up arrangements, as of the date hereof and that the exercise price for the shares of Common Stock (with the par value currently at $.001 per share) represented by the Warrants shall be $4.00 per share.

         7. REIMBURSEMENT. The Company will reimburse the Consultant for all reasonable out-of-pocket business expenses incurred by the Consultant in connection with the performance of his services under this Agreement, so long as such expenses have been approved by the Company prior to their being incurred and provided further that all expenses in the amount of $1,000 or more and all expenses for air travel shall be approved by the Company in writing prior to their being incurred. Notwithstanding the foregoing, the Company shall not be obligated to pay as reimbursement for expenses the Consultant's ordinary course expenses in connection with the operation of its business (i.e., such as a portion of the rent for its office facilities).

         8. GENERATION OF BUSINESS. The Company and the Consultant will negotiate in good faith any additional compensation to be received by the Consultant in connection with capital raising transactions brought to the Company by the Consultant.

         9. STATUS OF CONSULTANT. This Agreement calls for the performance of services of the Consultant as an independent contractor and the Consultant will not be considered an employee of the Company for any purpose. The Consultant shall have no authority to act on behalf of or to bind the Company in any manner whatsoever. The Consultant shall be solely responsible for any and all federal, state or local filings and payments in connection with payments made pursuant to this Agreement.

         10. SERVICE FOR OTHERS. The Consultant may, during the term of this Agreement, perform services for any other person or firm, without the Company's prior approval, provided the Consultant conducts himself in accordance with the covenants set forth in SECTIONS 11 AND 13, and provided such other services do not interfere with the Consultant's performance of his duties as required under this Agreement.

         11. CONFIDENTIAL MATTERS. The Consultant agrees that during his engagement as a consultant with the Company and subsequent to the termination of his engagement as a consultant with the Company, he will not use for his own account, or release or divulge or make known for any reason or purpose, any information not otherwise publicly available whatsoever relating to the Company or confidential information about the Company to any other person or persons whatsoever without the prior written consent of the Company. The Consultant is aware and acknowledges that he will have access to confidential information by virtue of his engagement with the Company and


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

he agrees to keep such information confidential at all times. The type of confidential information covered by this section shall include, but is not limited to, customer and supplier lists (prospective, current, and former), financial information, pricing information, marketing information, trade secrets, and proprietary services, processes and products performed or provided by the Company to or for customers or clients. Further, the Consultant agrees not to use for any person, corporation or other entity the Company's confidential information.

         12. DOCUMENTS AND INFORMATION. The Consultant agrees that following the termination of the consulting engagement with the Company pursuant this Agreement, he will immediately deliver and surrender to the Company all materials of any nature relating to the Company in his possession.

         13. NON-COMPETITION AND NON-SOLICITATION.

         (a) The Consultant agrees that during the term of his engagement with the Company pursuant to this Agreement, that he shall not, individually or in association with others, establish, engage in, have an interest in, or consult with, directly or indirectly, any trade, business or enterprise similar to the Company's Business anywhere in the world (collectively, a "Competing Business"). The Consultant further agrees that for a period of one (1) year after the term of this Agreement the Consultant will not be a majority shareholder in, nor be employed by, a Competing Business.

         (b) The Consultant agrees that during the term, and for two (2) years following the termination, of his engagement with the Company pursuant to this Agreement, that he shall not, either directly or indirectly, and whether as principal or as agent, officer, director, employee, consultant or otherwise, alone or in association with an other person, solicit for any purpose, any of the Company's existing employees, wherever said employees are located.

         14. INJUNCTION WITHOUT BOND. In the event there is a breach or threatened breach by the Consultants of the provisions of SECTIONS 11, 12, OR 13 hereof, the Company shall be entitled to a temporary and permanent injunction without bond to restrain the Consultant from engaging in the activities prohibited in SECTIONS 11, 12, AND 13 above, and the Company will be entitled to reimbursement for all costs and expenses, including reasonable attorneys' fees, in connection therewith.

         15. INDEMNIFICATION

         (a) The Consultant agrees to indemnify and hold harmless the Company, including without limitation, the Company's agents, members of its board of directors, officers and employees from any and all liability, losses, claims, damages, costs, causes of action, judgments or settlements arising therefrom, including reasonable attorneys' fees caused or asserted to be caused, directly or indirectly, by or as a result of any breach of the terms of this Agreement BY THE CONSULTANT, gross negligence, or intentional acts or omissions of the Consultant in the performance of his duties hereunder.

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         (b) The Company agrees to indemnify and hold harmless the Consultant from any and all liability, losses, claims, damages, costs, causes of action, judgments or settlements arising therefrom, including reasonable attorneys' fees caused or asserted to be caused, directly or indirectly, by or as a result of any breach of the terms of this Agreement BY THE COMPANY, or caused by gross negligence or intentional acts or omissions by the officers, directors or employees of the Company.

         16. PIGGY-BACK REGISTRATION.

         (a) Within six (6) years from the date of this Agreement, whenever the Company proposes to file a Registration Statement (as defined below), it will, prior to such filing, give written notice to the Consultant of its intention to do so and, upon the written request of the Consultant given within 5 days after the Company provides such notice (which request shall state the intended method of disposition of the Registrable Shares (defined below)), the Company shall use its best efforts to cause all such shares of Common Stock underlying the Warrants and the Options (the "Registrable Shares") which the Company has been requested by the Consultant to register to be registered under the Securities Act of 1933, as amended, to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of the Consultant; PROVIDED, HOWEVER, that the Company shall have the right postpone or withdraw any registration effected pursuant to this
SECTION 16 without any obligation to the Consultant whatsoever. Notwithstanding anything to the contrary herein, the Consultant shall have the right to request registration of the Registrable Shares as set forth above only on two occasions within the referenced six (6) year period.

         (b) In connection with any registration under this SECTION 16 involving an underwritten offering, the Company shall not be required to include any Registrable Shares in such registration unless the holder thereof accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company. If, in the opinion of the managing underwriter, it is appropriate because of marketing factors to limit the number of Registrable Shares to be included in the offering, then the Company shall be required to include in the registration only that number of Registrable Shares, if any, which the managing underwriter believes should be included therein, and shall be entitled to include before such Registrable Shares up to the number of shares of Common Stock to be issued by the Company in the offering; PROVIDED, HOWEVER, that no persons or entities other than the Company and the Consultant shall be permitted to include securities in the offering. If the number of Registrable Shares to be included in the offering in accordance with the foregoing is less than the total number of shares which the holder of Registrable Shares has requested to be included, then the holder of Registrable Shares who has requested registration and other holders of securities entitled to be included in such registration shall participate in the registration pro rata based upon their total ownership of shares of Common Stock subject to the managing underwriter's discretion.

         (c) For the purposes of this SECTION 16 the term "Registration Statement" means a registration statement filed by the Company with the Securities and Exchange Commission for a public offering and sale of Common Stock (other than a Registration Statement on Form S-8 or Form

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

S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

         17. GENERAL PROVISIONS.

         (a) NO ASSIGNMENT; BINDING NATURE OF AGREEMENT. The Consultant may not at any time assign this Agreement nor any right or interest hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto, the Consultant's legal representatives and the Company's successors and assigns.

         (b) THE TERM "COMPANY". For purposes of this Agreement, the term "Company" shall, were appropriate, mean and include subsidiaries, parents and affiliated companies of the Company in existence from time to time.

         (c) NOTICES. All notices, requests, claims, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been given or made upon the earliest to occur of: (a) receipt, if made by personal service, (b) to (2) days after dispatch if made by reputable overnight courier service, (c) upon the delivering party's receipt of a written confirmation of a transmission made by cable, by telecopy, by facsimile, by telegram or by telex, or (d) seven (7) days after being mailed by registered mail (postage prepaid, return receipt requested) to the respective parties at the addresses on the face of this Agreement.

         (d) ENTIRE AGREEMENT; NO AMENDMENTS. This Agreement together with any attached schedules, exhibits and other documents delivered pursuant hereto, constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. This Agreement may not be changed, modified, extended, renewed or supplemented and no provision hereof may be waived, except by an instrument in writing signed by the party against whom enforcement of any change, modification, extension, renewal, supplement or waiver is sought.

         (e) GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. The invalidity of any portion of this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted herein conditionally on their being valid in law. In the event that any portion or portions contained herein shall be invalid, this Agreement shall be construed so as to make such portion or portions valid or, if such construction is not legally possible, as is such invalid portion or portions shad not been inserted.

         (f) WAIVER. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver or relinquishment of any such terms, covenants or conditions, nor shall any waiver or relinquishment of any right or power hereunder at any one time

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or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

         (g) ATTORNEYS' FEES; JURISDICTION AND VENUE. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs. Any suit, action or proceeding with respect to this Agreement shall be brought in the courts of Dade County in the State of Florida or in the U.S. District Court for the Southern District of Florida. The parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding. Venue for any such action, in addition to any other venue permitted by statute, will be Dade County, Florida. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to delaying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Dade County, Florida, and hereby further irrevocably waive any claim that any such suit, action or proceeding brought in Dade County, Florida has been brought in an inconvenient forum.

         (h) HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (i) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date written above.

                                    ADVANCED ELECTRONIC SUPPORT
                                    PRODUCTS, INC., A FLORIDA CORPORATION

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------




                                    ------------------------------------------
                                    TIMOTHY E. MAHONEY



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